Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter Ended June 30, 2011 and Declares Regular Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--July 27, 2011--Westfield Financial, Inc. (the “Company”) (NASDAQ:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.6 million, or $0.06 per diluted share, for the quarter ended June 30, 2011, compared to net loss of $(386,000), or $(0.01) per diluted share, for the same period in 2010. For the six months ended June 30, 2011, net income was $2.9 million, or $0.11 per diluted share, compared to $1.0 million, or $0.03 per diluted share, for the same period in 2010.

The increase in earnings was mainly the result of a $3.9 million decrease in the provision for loan losses to $175,000 for the three months ended June 30, 2011, compared to $4.1 million for the same period in 2010. The provision for loan losses decreased $4.1 million to $514,000 for the six months ended June 30, 2011, compared to $4.6 million in the same period in 2010. The decreases in the provision for loan losses occurred because the 2010 periods included the reserve for and subsequent charge-off of $3.6 million on a single commercial real estate loan.

Net interest income increased $305,000 to $7.7 million for the three months ended June 30, 2011, compared to $7.4 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.75% for the three months ended June 30, 2011, compared to 2.70% for the same period in 2010. For the six months ended June 30, 2011, net interest income increased $260,000 to $15.4 million, compared to $15.1 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.73% and 2.79% for the six months ended June 30, 2011 and 2010, respectively. Net interest income was favorably impacted by an increase in loans, which generally have higher yields than investments, along with a decrease in the cost of funds due to the lower interest rate environment.

Noninterest income decreased $1.1 million to $947,000 for the three months ended June 30, 2011, compared to $2.0 million for the same period in 2010. For the six months ended June 30, 2010, noninterest income decreased $1.2 million to $1.8 million, compared to $3.0 million for the same period in 2010. The decrease was primarily the result of a decrease in net gains on the sale of securities of $1.1 million and $1.2 million for the three and six months ended June 30, 2011 and 2010, respectively.

For the three months ended June 30, 2011, noninterest expense increased $493,000 to $6.4 million, compared to $5.9 million for the same period in 2010. For the six months ended June 30, 2011, noninterest expense increased $638,000 to $13.0 million, compared to $12.3 million for the same period in 2010. Salaries and benefits increased $308,000 for the three months ended June 30, 2011 and $445,000 for the six months ended June 30, 2011, compared to the same periods in 2010, primarily due to normal salary increases.

Balance Sheet Growth

Total assets were $1.2 billion at June 30, 2011, showing an increase of $1.2 million, compared to December 31, 2010. Securities decreased $34.8 million to $619.9 million at June 30, 2011 from $654.7 million at December 31, 2010. The decrease in securities was the result of using cash flow from investment securities to fund the loan portfolio as discussed below.

Net loans increased by $33.9 million to $536.3 million at June 30, 2011 from $502.4 million at December 31, 2010. Residential loans increased $34.0 million to $182.8 million at June 30, 2011 from $148.8 million at December 31, 2010. Through the Company’s long standing relationship with a third-party mortgage company, it originated and purchased residential loans within and contiguous to its market area as a means of diversifying its loan portfolio and improving net interest income. In addition, commercial and industrial loans increased $3.0 million to $138.3 million at June 30, 2011 from $135.3 million at December 31, 2010. Commercial real estate loans decreased $2.9 million to $218.7 million at June 30, 2011 from $221.6 at December 31, 2010.

Total deposits increased $10.8 million to $711.1 million at June 30, 2011 from $700.3 million at December 31, 2010. The increase in deposits was due to an increase in checking accounts of $11.9 million to $180.6 million, and an increase in savings and money market accounts of $21.8 million to $199.3 million. The increases in checking, savings and money market accounts were primarily due to a relationship-based product set introduced in 2010 which continues to show growth in 2011. Time deposit accounts decreased $22.8 million to $331.2 million at June 30, 2011, as customers have less incentive to lock up funds in time deposits because of the low interest rate environment.

Shareholders’ equity at June 30, 2011 and December 31, 2010 was $221.0 million and $221.2 million, respectively, which represented 17.8% of total assets at both dates. The decrease in shareholders’ equity reflects the payment of regular and special dividends amounting to $7.2 million and the repurchase of 330,394 shares of our common stock at a cost of $2.8 million, pursuant to the Company’s current stock repurchase plan. This was partially offset by an increase in other comprehensive income of $5.4 million primarily due to the change in market value of securities, increase of $1.5 million related to the recognition of share-based compensation and the exercise of 34,646 stock options, and net income of $2.9 million for the six months ended June 30, 2011.

On May 25, 2010, the Board of Directors authorized the commencement of a second stock repurchase program, authorizing the repurchase of up to 2,924,367 shares, or ten percent of the Company’s outstanding shares of common stock. There were 1,702,245 shares purchased under the second repurchase program as of June 30, 2011.

Credit Quality

The allowance for loan losses was $7.1 million at June 30, 2011 and $6.9 million at December 31, 2010. This represents 1.30% and 1.36% of total loans at June 30, 2011 and December 31, 2010, respectively, and 261% and 216% of nonperforming loans at June 30, 2011 and December 31, 2010, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

	(In thousands)
Balance, beginning of period	$6,999	$6,934	$7,551
Provision	175	339	4,120
Charge-offs	(256)	(359)	(3,861)
Recoveries	155	85	17
Balance, end of period	$7,073	$6,999	$7,827

Nonperforming loans decreased $500,000 to $2.7 million at June 30, 2011, compared to $3.2 million at December 31, 2010, representing 0.50% and 0.63% of total loans at June 30, 2011 and December 31, 2010, respectively. At June 30, 2011, nonperforming loans were primarily made up of three commercial relationships totaling $2.0 million. There are no loans 90 or more days past due and still accruing interest.

Loans delinquent 30 – 89 days decreased $1.3 million to $15.5 million at June 30, 2011 from $16.8 million at December 31, 2010. The delinquent loans are primarily comprised of a $14.0 million single commercial real estate relationship in the hotel and lodging industry. The decrease in loans delinquent is mainly the result of a $1.0 million loan belonging to this hotel relationship that was brought current as of June 30, 2011. Management will continue to closely monitor this relationship.

Additionally, loans delinquent 30 – 89 days decreased $5.1 million at June 30, 2011 from $20.6 million at March 31, 2011. The decrease is primarily due to a single commercial and industrial relationship of $3.8 million involved in timber clearing, which became delinquent in the quarter ended March 31, 2011 and was brought current as of June 30, 2011.

Declaration of Dividends

James C. Hagan, Chief Executive Officer stated, “On July 26, 2011, the Board of Directors declared a regular cash dividend of $0.06 per share payable on August 24, 2011 to all shareholders of record on August 10, 2011.”

About Westfield Bank

The Bank is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Operations and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME:
Loans	$6,312	$6,132	$12,478	$12,298
Securities	5,119	5,454	10,395	11,237
Other Investments - at cost	18	7	32	12
Federal funds sold, interest-bearing deposits and other short-term investments	-	2	1	3
Total interest and dividend income	11,449	11,595	22,906	23,550

INTEREST EXPENSE:
Deposits	1,975	2,495	4,081	5,109
Long-term debt	1,710	1,600	3,355	3,186
Short-term borrowings	35	76	94	139
Total interest expense	3,720	4,171	7,530	8,434

Net interest and dividend income	7,729	7,424	15,376	15,116

PROVISION FOR LOAN LOSSES	175	4,120	514	4,620

Net interest and dividend income after provision for loan losses	7,554	3,304	14,862	10,496

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	(433)	-	(465)	(1,071)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	425	-	425	971
Net other-than-temporary impairment losses recognized in income	(8)	-	(40)	(100)
Service charges and fees	521	492	962	984
Income from bank-owned life insurance	388	385	753	760
Gain on sales of securities, net	46	1,132	77	1,317
Gain (loss) on sale of other real estate owned	-	(6)	-	1
Total noninterest income	947	2,003	1,752	2,962

NONINTEREST EXPENSE:
Salaries and employees benefits	3,759	3,451	7,713	7,268
Occupancy	657	636	1,335	1,296
Data processing	478	497	965	982
Professional fees	563	443	1,001	867
FDIC insurance	140	168	348	332
OREO expense	13	21	20	264
Other	823	724	1,591	1,326
Total noninterest expense	6,433	5,940	12,973	12,335

INCOME (LOSS) BEFORE INCOME TAXES	2,068	(633)	3,641	1,123

INCOME TAX PROVISION (BENEFIT)	503	(247)	790	155
NET INCOME (LOSS)	$1,565	$(386)	$2,851	$968

Basic earnings per share	$0.06	$(0.01)	$0.11	$0.03

Weighted average shares outstanding	26,639,247	27,970,840	26,692,379	28,078,326

Diluted earnings per share	$0.06	$(0.01)	$0.11	$0.03

Weighted average diluted shares outstanding	26,755,667	29,970,840	26,815,160	28,334,136

Other Data:

Return on average assets (1)	0.51%	-0.13%	0.46%	0.16%

Return on average equity (1)	2.89%	-0.64%	2.63%	0.80%

(1) Results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	June 30, 2011	December 31, 2010

Cash and cash equivalents	$13,838	$11,611
Securities available for sale, at fair value	607,465	642,467
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,438	12,282

Loans	543,417	509,326
Allowance for loan losses	7,073	6,934
Net loans	536,344	502,392

Bank-owned life insurance	43,247	40,494
Other real estate owned	1,353	223
Other assets	25,999	30,020

TOTAL ASSETS	$1,240,684	$1,239,489

Total deposits	$711,091	$700,335
Short-term borrowings	49,169	62,937
Long-term debt	250,310	238,151
Securities pending settlement	44	7,791
Other liabilities	9,071	9,030

TOTAL LIABILITIES	1,019,685	1,018,244

TOTAL SHAREHOLDERS' EQUITY	220,999	221,245

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,240,684	$1,239,489

Book value per share	$7.93	$7.85

Other Data:

30- 89 day delinquent loans	$15,484	$16,785

Nonperforming loans	2,705	3,204

Nonperforming loans as a percentage of total loans	0.50%	0.63%

Nonperforming assets as a percentage of total assets	0.33%	0.28%

Allowance for loan losses as a percentage of nonperforming loans	261.48%	216.42%

Allowance for loan losses as a percentage of total loans	1.30%	1.36%

The following tables set forth the information relating to our average balance at, and net interest income for, the three and six months ended June 30, 2011 and 2010, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended June 30,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$533,411	$6,351	4.76%	$471,510	$6,166	5.23%
Securities(2)	619,414	5,297	3.42	629,633	5,595	3.55
Other investments - at cost	14,016	18	0.51	12,708	7	0.22
Short-term investments(3)	6,644	-	0.00	14,018	2	0.06
Total interest-earning assets	1,173,485	11,666	3.98	1,127,869	11,770	4.17
Total noninterest-earning assets	72,293			79,267

Total assets	$1,245,778			$1,207,136

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$91,394	231	1.01	$73,813	227	1.23
Savings accounts	108,069	158	0.58	117,805	225	0.76
Money market accounts	86,277	148	0.69	48,494	89	0.73
Time certificates of deposit	335,196	1,438	1.72	343,344	1,954	2.28
Total interest-bearing deposits	620,936	1,975		583,456	2,495
Short-term borrowings and long-term debt	307,386	1,745	2.27	289,158	1,676	2.32
Interest-bearing liabilities	928,322	3,720	1.60	872,614	4,171	1.91
Noninterest-bearing deposits	87,628			83,015
Other noninterest-bearing liabilities	9,841			8,918
Total noninterest-bearing liabilities	97,469			91,933

Total liabilities	1,025,791			964,547
Total equity	219,987			242,589
Total liabilities and equity	$1,245,778			$1,207,136
Less: Tax-equivalent adjustment(2)		(217)			(175)
Net interest and dividend income		$7,729			$7,424
Net interest rate spread(4)			2.38%			2.26%
Net interest margin(5)			2.75%			2.70%
Ratio of average interest-earning assets to average interest-bearing liabilities
			126.4			129.3

	Six Months Ended June 30,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$525,946	$12,558	4.78%	$471,320	$12,365	5.25%
Securities(2)	626,009	10,749	3.43	619,580	11,518	3.72
Other investments - at cost	13,982	32	0.46	12,250	12	0.20
Short-term investments(3)	6,327	1	0.03	15,518	3	0.04
Total interest-earning assets	1,172,264	23,340	3.98	1,118,668	23,898	4.27
Total noninterest-earning assets	72,163			80,151

Total assets	$1,244,427			$1,198,819

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$88,596	458	1.03	$72,663	459	1.26
Savings accounts	106,715	315	0.59	114,276	455	0.80
Money market accounts	82,069	266	0.65	48,837	179	0.73
Time certificates of deposit	341,661	3,042	1.78	343,865	4,016	2.34
Total interest-bearing deposits	619,041	4,081		579,641	5,109
Short-term borrowings and long-term debt	309,756	3,449	2.23	284,614	3,325	2.34
Interest-bearing liabilities	928,797	7,530	1.62	864,255	8,434	1.95
Noninterest-bearing deposits	86,002			81,440
Other noninterest-bearing liabilities	9,655			8,512
Total noninterest-bearing liabilities	95,657			89,952

Total liabilities	1,024,454			954,207
Total equity	219,973			244,612
Total liabilities and equity	$1,244,427			$1,198,819
Less: Tax-equivalent adjustment(2)		(434)			(348)
Net interest and dividend income		$15,376			$15,116
Net interest rate spread(4)			2.36%			2.32%
Net interest margin(5)			2.73%			2.79%
Ratio of average interest-earning assets to average interest-bearing liabilities
			126.2			129.4

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of operations.

(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan
413-568-1911
President & CEO
or
Leo R. Sagan, Jr.
413-568-1911
CFO